EXHIBIT 10.3

SKYWORKS SOLUTIONS, INC.
PERFORMANCE SHARE AGREEMENT
GRANTED UNDER 2026 LONG-TERM INCENTIVE PLAN

Date (the “Grant Date”):
Name (the “Participant”):
Award (the “Award”): performance shares
AGREEMENT made on the Grant Date, between Skyworks Solutions, Inc., a Delaware corporation (the “Company”), and the Participant.
For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Award.
This Performance Share Agreement (the “Agreement”) evidences the grant by the Company on the Grant Date to the Participant of the Award, subject to the terms and conditions set forth in this Agreement and in the Company’s 2026 Long-Term Incentive Plan (the “Plan”). Each performance share represents the right to receive such number of shares of the common stock, $0.25 par value per share, of the Company (“Common Stock”) as determined in accordance with the terms set forth in Exhibit A to this Agreement. The shares of Common Stock that are issuable upon, and to the extent of, the achievement of the Performance Goals are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Participant unless, and until, all conditions set forth herein for such issuance and delivery are met, including but not limited to the achievement of an applicable Performance Goal. If the Participant does not accept this Award during the period beginning with the Grant Date and ending on the day that is two (2) business days prior to the first applicable vesting date, as set forth in Exhibit A, then the Award will be forfeited immediately following such period and the Participant will have no further rights with respect to the Award or any Shares issuable thereunder.
2.Earning Shares; Forfeiture.
(a)Shares shall be deemed earned if, and to the extent, the applicable Performance Goal is satisfied as of the applicable Measurement Date set forth in Exhibit A. If the applicable Performance Goal is not met as of the applicable Measurement Date, the Company shall have no obligation to issue the portion of the Shares allocable to such Performance Goal, and this Award shall be forfeited with respect thereto.

(b)Notwithstanding the foregoing, if the Participant’s employment or consultancy with the Company terminates for any reason prior to the applicable vesting date, as set forth in Exhibit A, the Company shall have no obligation to issue any Shares (or any earned but unissued Shares, if applicable) to the Participant under this Agreement and this Award shall be forfeited, except as otherwise expressly provided in the Plan or in a separate written agreement between the Company and the Participant. The Company shall have the sole discretion to define what constitutes providing active services for vesting purposes (including whether the Participant may still be considered to be providing services while on a leave of absence in accordance with the Company’s leave policies).
3.Issuance of Shares.
(a)Subject to the provisions of the Plan, the number of Shares issued to the Participant shall be determined under Exhibit A and such Shares, if any, shall be issued to the Participant within 30 days of the applicable vesting date, or such other date as provided in the Plan, as applicable.
(b)The Company shall not be obligated to issue and deliver the Shares to the Participant within 30 days of the applicable vesting date, or on any other date as provided in the Plan, unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, the Award or the Shares subject to the Award (until such Shares have been issued upon vesting of the Award pursuant to Section 3(a) hereof), or any interest therein, except by will or the laws of descent and distribution.
5.Provisions of the Plan; Dividend and Other Shareholder Rights.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the performance shares granted hereunder until the Shares have been issued by the Company and delivered to the Participant.
6.Withholding Taxes; No Section 83(b) Election.
(a)On the date that Shares are to be issued upon vesting of the Award pursuant to Section 3 hereof, the Company shall automatically, and without any action or election by the Participant, withhold a number of Shares having a Fair Market Value on such date equal to the amount sufficient to satisfy the taxes required by law to be withheld, based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that if the Participant is permitted by the Committee to elect to use a higher withholding rate, the number of Shares withheld shall be based on such higher withholding rate.
(b)The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this Award or the Shares issued hereunder.
7.Miscellaneous.
(a)No Advice Regarding Grant. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. The Participant acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Continued Service. The Participant acknowledges and agrees that his or her right to receive Shares pursuant to Section 2 hereof is triggered only by the achievement by the Company of the Performance Goal(s), continuing to provide active service to the Company until the Compensation and Talent Committee has made a determination that such Performance Goal(s) has (have) been achieved and the satisfaction of any continuing service requirements set forth in Exhibit A. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the Performance Goals set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the Performance Period, for any period, or at all.
(c)Clawback Policy. By accepting this Award, the Participant acknowledges and agrees that this Award is subject to the provisions of any compensation clawback or recovery policy that the Company has in effect or may adopt in the future. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant under this Award must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement.
(d)Invention Assignment. The Participant agrees that Participant will promptly disclose to the Company any inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, works of authorship (a work), know-how, improvements, discoveries, developments, designs and techniques, whether or not patentable (“Invention” or “Inventions”) that Participant makes, suggests, conceives, devises, discovers, or first actually reduces to practice, solely or jointly with others, during or resulting from said employment, and which further (a) results from or is related to any assignments given to or assumed by Participant or otherwise associated with Participant’s role, scope, function, or responsibilities as an employee and/or employment, or (b) is subject to any contractual obligation of the Company to a third party, or (c) utilized the time, equipment, supplies, facilities, trade secret information, or other assets of the Company, or (d) pertains to any actual, anticipated, or planned Company work, product, research, business activity, roadmap, or any logical or foreseeable extension thereof, and Participant will assign and do hereby assigns to the Company Participant’s entire right, title, and interest (both domestic and foreign, including all intellectual property rights therein and all rights under the International Convention for the Protection of Industrial Property) in and to all such Inventions, and without requiring any further compensation, consideration, or award of any kind from the Company or any third party. Participant further agrees that Participant will at any time, either during or after said employment, at the request and expense of the Company, but without further compensation or consideration to Participant, assist the Company in obtaining, maintaining, and enforcing patents or other intellectual property rights on such Inventions in any and all countries and will execute, acknowledge, and deliver any lawful document or paper and provide any other related information that in the opinion of the Company’s counsel is necessary, desired, or helpful for the Company, including any patent application, assignment, license, or any paper, including in connection with any contractual obligation, litigation, or controversy, pertaining to any such Invention or any patent issuing thereon.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(g)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(h)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.
(i)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(j)Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.
(k)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(l)Section 409A. This Agreement is intended to be exempt from, or compliant with, Section 409A and shall be interpreted and construed consistently therewith. Notwithstanding the foregoing, in no event shall the Company have any liability to the Participant or to any other person in the event that the Agreement is determined to not be exempt from or compliant with Section 409A.
(m)Unfunded Rights. The right of the Participant to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
Skyworks Solutions, Inc.
______________________
Philip Brace
Chief Executive Officer and President

Participant (Signature):____________________
Print Name ______________________________